                                                                   EXHIBIT 10.21

                      RIGHT OF FIRST OPPORTUNITY AGREEMENT


            THIS RIGHT OF FIRST OPPORTUNITY AGREEMENT (the "Agreement") is made and entered into as of the 10th day of June, 1999, by and between Humphrey Hospitality Trust, Inc. ("HHTI"), Humphrey Hospitality Limited Partnership, a Virginia limited partnership (the "Operating Partnership") (HHTI and the Operating Partnership are sometimes referred to herein collectively as the "REIT Entities" and individually as a "REIT Entity") and Humphrey Hospitality Management, Inc., a Maryland corporation ("HHMI").

                              W I T N E S S E T H:

            WHEREAS, HHTI owns, directly or indirectly, a 84.21 percent partnership interest in the Operating Partnership;

            WHEREAS, the REIT Entities may in certain circumstances determine that they are precluded from pursuing, or is limited in the manner in which they pursue, various business opportunities due to the status of HHTI as a real estate investment trust ("REIT") under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code");

            WHEREAS, HHMI is a corporation that was formed for the purposes of, among other things, becoming a lessee and operator of various types of assets, including real estate owned by the REIT Entities and others;

            WHEREAS, Supertel Hospitality, Inc. ("STH") has entered into, or will enter into, an agreement to merge with and into HHTI (the "Merger") and as a precondition to the Merger, HHMI will enter into leases relating to hotels owned by STH on terms and conditions agreed upon by the parties (the "STH Hotel Leases") and will purchase certain assets of STH (the "Asset Purchase"); and

            WHEREAS, the REIT Entities acknowledge that they are executing this Agreement in connection with, and as an inducement to, HHMI to complete the Asset Purchase and enter into the STH Hotel Leases, and have determined that, in connection with the Merger, it is desirable to provide HHMI with a right of first opportunity with respect to certain business opportunities available to the REIT Entities.

            NOW, THEREFORE, in consideration of the premises and mutual undertakings herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the undersigned parties hereby agree as follows:

1. Definitions. Except as may be otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

     (a) "Tenant Opportunity" means the opportunity to become the lessee under a "master" lease arrangement of a property owned or subsequently acquired by a REIT Entity if such REIT Entity, in its sole discretion, determines that, consistent with the status of HHTI as a REIT, such

REIT Entity is required to enter into such a "master" lease arrangement for such property, including, without limitation, a hotel or similar type of facility, so long as such REIT Entity determines, in its reasonable discretion, that HHMI or an entity that HHMI controls is qualified to be the lessee based on experience in the industry and financial and legal qualifications, provided that all determinations relating to both (i) the ability or inability of a REIT Entity to pursue an opportunity or acquire assets and (ii) the necessity for a REIT Entity to enter into a "master" lease arrangement for a property, shall be made by such REIT Entity in its sole discretion. A Tenant Opportunity shall not include (1) a property which already has an existing "master" lessee as of the date of this Agreement (or, with respect to a property acquired subsequent to the date of this Agreement, which has an existing binding "master" lessee arrangement that predates the acquisition of the property by a REIT Entity), provided that the REIT Entity shall offer any such "master" lessee interest to HHMI if the lessee interest subsequently becomes available, or (2) an opportunity in which the seller of the property (or any affiliate or designee of the seller) desires to enter into a "master" lease agreement with one of the REIT Entities.

     (b) "REIT-Qualified Investment" means an investment, the income for which would be qualifying income under applicable provisions of federal income tax law, the ownership of which would not cause a REIT to violate the asset limitations set forth in applicable provisions of federal income tax law, and which otherwise meets the federal income tax requirements applicable to REITs. Any expenses incurred that are directly related to structuring an investment as a REIT-Qualified Investment shall be borne solely by the applicable REIT Entity.

2. HHMI Right of First Opportunity for Tenant Opportunity.

     (a) During the term of this Agreement, if a REIT Entity develops a Tenant Opportunity, or if a Tenant Opportunity otherwise becomes available to a REIT Entity, such REIT Entity shall first offer such Tenant Opportunity to HHMI. The offer shall be made by written notice (the "REIT Entity Notice") from the REIT Entity to HHMI, which REIT Entity Notice shall contain a detailed description of the material terms and conditions under which such REIT Entity proposes to offer such Tenant Opportunity to HHMI. Such REIT Entity shall thereafter provide or cause to be provided promptly to HHMI such additional information relating to the Tenant Opportunity as HHMI reasonably may request. For a period of 30 days after the date that a REIT Entity delivers a REIT Entity Notice to HHMI, such REIT Entity and HHMI shall negotiate with each other on an exclusive basis with respect to such Tenant Opportunity. If such REIT Entity and HHMI are unable to enter into a mutually satisfactory arrangement with respect to the Tenant Opportunity within such 30-day period, or if HHMI indicates that it is not interested in pursuing such Tenant Opportunity (in which event HHMI shall provide written notice to such REIT Entity as soon as HHMI decides against pursuing such opportunity), then the REIT Entity shall be free for a period of one year after the expiration of such 30-day period to enter into a binding agreement with respect to such Tenant Opportunity with any party at a price and on terms and conditions that are not more favorable to such REIT Entity in any material respect than the price, terms and conditions last proposed in writing by such REIT Entity to HHMI. If such REIT Entity does not enter into a binding agreement with respect to such Tenant Opportunity within such one-year period, or if the price, terms and conditions are more favorable to the REIT Entity in any material respect than the price, terms and conditions last proposed in writing by the REIT Entity to HHMI, the REIT Entity shall again be required to comply with the procedures set forth above in this Section 3(a) if it desires to pursue such Tenant Opportunity.

     (b) Notwithstanding anything to the contrary contained in this Agreement,
(1) a REIT Entity shall not be required to offer to HHMI any Tenant Opportunity in connection with a proposed acquisition until a binding contract has been entered into with respect to such acquisition, and the consummation of any agreement between a REIT Entity and HHMI with respect to a Tenant Opportunity shall be subject to the actual closing of such acquisition by the REIT Entity,
(2) each REIT Entity shall have the right in its sole discretion to decide not to pursue, or to discontinue at any time pursuing, any investment opportunity, even if such opportunity, if pursued, would create a Tenant Opportunity, and (3) the REIT Entities shall have no obligation to offer any opportunity other than a Tenant Opportunity to HHMI.

     (c) HHMI agrees to cooperate with the REIT Entities in structuring all dealings with outside parties in connection with any Tenant Opportunity that HHMI and a REIT Entity agree to enter into pursuant to Section 3(a) above. HHMI agrees to cooperate with the REIT Entities in structuring any Tenant Opportunity with a REIT Entity as a REIT-Qualified Investment for such REIT Entity. Each REIT Entity shall have the right, in its sole discretion, to structure any investment as a REIT-Qualified Investment, even if such structuring prevents the REIT Entity from creating a Tenant Opportunity for HHMI.

3.   General Terms and Conditions for Right of First Opportunity.

     (a) Unless waived or unless agreed to as part of an investment, each party shall bear its own expenses with respect to any opportunity to which this Agreement is applicable, and each party agrees that it shall not be entitled to any compensation from the other party with respect to any such opportunity.

     (b) The REIT Entities shall not be required to comply with the right of first opportunity set forth in this Agreement during any period in which HHMI or any Controlled Affiliate of HHMI (as hereinafter defined) is in default of this Agreement or any other agreement entered into by the parties hereto or any of their Controlled Affiliates, if such default is material and remains uncured for thirty days after receipt of notice thereof. A "Controlled Affiliate" of a party means any entity controlled by, controlling or under common control with such party.

     (c) Any opportunity which is offered to and accepted by HHMI under this Agreement may be entered into by or on behalf of HHMI or by any designee which is a Controlled Affiliate of HHMI.

     (d) The right of first opportunity set forth in this Agreement shall be subordinated to any seller consent and confidentiality requirements; the REIT Entities shall not be required to comply with the first opportunity right set forth in this Agreement if such compliance would violate any seller consent or confidentiality requirements.

     (e) While it is the intention of the parties to align their businesses in accordance with the terms of this Agreement, each party shall act independently in its own best interests, and neither party shall be considered a partner or agent of the other party or to owe any fiduciary or other common law duties to the other party.

     (f) Specific Performance. Each party hereto hereby acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other parties hereto would likely have no adequate remedy at law if such party shall fail to perform its obligations hereunder, and such party therefor confirms that the other party's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the other party. Accordingly, in addition to any other remedies that a party hereto may have at law or in equity, such party shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the other party hereto and the right to obtain a temporary restraining order or a temporary or permanent injunction to secure specific performance and to prevent a breach or threatened breach of this Agreement by the other party hereto. Each party submits to the jurisdiction of the courts of the Commonwealth of Virginia for this purpose.

4. Affiliates. Each party hereto shall cause all entities that are under its control to comply with the terms hereof. HHTI, by its signature below, hereby agrees that it and Humphrey Hospitality REIT Trust shall comply with the terms of this Agreement applicable to the Operating Partnership.

5. Term. The term of the Agreement shall commence as of the date first written above and, unless sooner terminated pursuant to this paragraph, shall terminate on December 31, 2009. Notwithstanding the foregoing, (A) a party hereto may terminate this Agreement if the other party or any Controlled Affiliate of such other party is in default of this Agreement or any other agreement entered into by the parties hereto or any of their Controlled Affiliates, if such default is material and remains uncured for thirty days after receipt of notice thereof,
(B) the REIT Entities may terminate this Agreement if the Agreement and Plan of Merger between HHTI and Supertel is not executed or is terminated, and (C) the REIT Entities may terminate this Agreement if James I. Humphrey and his Controlled Affiliates no longer control at least 50 percent of the outstanding capital stock of HHMI.

6. Miscellaneous.

     (a) Notices. Notices shall be sent to the parties at the following addresses:

                    To HHMI:

                                          Mr. Randy P. Smith
                                          Humphrey Hospitality Management, Inc.
                                          12301 Old Columbia Pike
                                          Silver Spring, MD 20904

                    To HHTI:

                                    Mr. James I. Humphrey, Jr.
                                    Humphrey Hospitality Trust, Inc.
                                    12301 Old Columbia Pike
                                    Silver Spring, MD 20904

                    To the Operating Partnership:

                                    Mr. James I. Humphrey, Jr.
                                    Humphrey Hospitality Limited Partnership
                                    12301 Old Columbia Pike
                                    Silver Spring, MD 20904

            Notices may be sent be certified mail, return receipt requested, Federal Express or comparable overnight delivery service, or facsimile. Notice will be deemed received on the fourth business day following deposit in U.S. mail and on the first business day following deposit with Federal Express or other overnight delivery service, or transmission by facsimile. Any party to this Agreement may change its address for notice by giving written notice to the other party at the address and in accordance with the procedures provided above.

     (b) Reasonable and Necessary Restrictions. Each of the parties hereto hereby acknowledges and agrees that the restrictions, prohibitions and other provisions of this Agreement are reasonable, fair and equitable in scope, term and duration, are necessary to protect the legitimate business interests of the parties hereto and are a material inducement to the parties hereto to enter into the transactions described in and contemplated by the recitals hereto. Each party hereto covenants that it will not sue to challenge the enforceability of this Agreement or raise any equitable defense to its enforcement.

     (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the express written consent of each of the parties hereto. Notwithstanding the foregoing, this Agreement may be assigned without the consent of any party hereto in connection with any merger, consolidation, reorganization or other combination of a party with or into another entity where the party is not the surviving entity.

     (d) Amendments; Waivers. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such change or waiver is specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

     (e) Choice of Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the Commonwealth of Virginia, without regard to the principles of choice of law thereof.

     (f) Severability. In the event that one or more of the terms or provisions of this Agreement or the application thereof to any person(s) or in any circumstance(s) shall, for any reason and to any extent be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such court shall have the power, and hereby is directed, to substitute for or limit such invalid term(s), provision(s) or application(s) and to enforce such substituted or limited terms or provisions, or the application thereof. Subject to the foregoing, the invalidity, illegality or enforceability of any one or more of the terms or provisions of this Agreement, as the same may be amended from time to time, shall not affect the validity, legality or enforceability of any other term or provision hereof.

     (g) Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties hereto with respect to the subject matter hereof, so that no such external or separate agreement relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof; and (ii) is not intended to confer upon any other person any rights or remedies hereunder, and shall not be enforceable by any party not a signatory to this Agreement.

     (h) Gender; Number. As the context requires, any word used herein in the singular shall extend to and include the plural, any word used in the plural shall extend to and include the singular and any word used in any gender or the neuter shall extend to and include each other gender or be neutral.

     (i) Headings. The headings of the sections hereof are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

     (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which together shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its duly authorized corporate officers, as of the date first above written.


                         HUMPHREY HOSPITALITY
                         LIMITED PARTNERSHIP, a Virginia limited
                         partnership

                         By:  Humphrey Hospitality REIT Trust
                              a Maryland business trust, its sole general
                              partner


                         By:  /s/  James I. Humphrey , Jr.
                              ----------------------------------------------
                         Name:  James I. Humphrey, Jr.
                         Title: President and Chief Executive Officer



                         HUMPHREY HOSPITALITY MANAGEMENT, INC.,
                         a Maryland corporation


                         By:  /s/  Randy P. Smith
                              ----------------------------------------------
                         Name:  Randy P. Smith
                         Title: President



                         HUMPHREY HOSPITALITY TRUST, INC.
                         a Virginia corporation


                         By:   /s/  James I. Humphrey, Jr.
                              ----------------------------------------------
                         Name:  James I. Humphrey, Jr.
                         Title: President and Chief Executive Officer

            The undersigned, in its capacity as the sole shareholder of Humphrey Hospitality REIT Trust, hereby agrees to the restrictions imposed upon Humphrey Hospitality REIT Trust pursuant to Section 4 of the Agreement.

                           HUMPHREY HOSPITALITY TRUST, INC.
                           a Virginia corporation



                           By: /s/  James I. Humphrey, Jr.
                              ----------------------------------------------
                           Name:   James I. Humphrey, Jr.
                           Title:  President and Chief Executive Officer